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                                                                    EXHIBIT 99.1
CHRONIMED INC.
HOME SERVICE MEDICAL STATEMENTS OF INCOME
(IN THOUSANDS)
(Unaudited)

                                        FISCAL 2001                                  FISCAL 2000
                                       --------------   ---------------------------------------------------------------------
                                            Q1           TOTAL YEAR       Q4           Q3             Q2             Q1
                                       SEPTEMBER 29,      FISCAL        JUNE 30,     MARCH 31,    DECEMBER 31,   OCTOBER 1,
                                           2000            2000          2000         2000           1999           1999
                                       --------------   ------------  -----------  ------------  --------------  ------------
REVENUES
  Mail Order                                 $ 2,230        $14,994      $ 3,748       $ 2,454         $ 5,346       $ 3,446
  Retail                                          --             --           --            --              --            --
                                       --------------   ------------  -----------  ------------  --------------  ------------
    Total Revenue                              2,230         14,994        3,748         2,454           5,346         3,446

COST OF REVENUES                               1,745         10,752        2,823         1,810           3,700         2,419
                                       --------------   ------------  -----------  ------------  --------------  ------------
    Gross profit                                 485          4,242          925           644           1,646         1,027
           % of Revenue                        21.8%          28.3%        24.7%         26.2%           30.8%         29.8%

OPERATING EXPENSES
  Selling and marketing                          423          1,579          342           330             427           480
  General and administrative                     256          1,354          291           348             366           349
                                       --------------   ------------  -----------  ------------  --------------  ------------
    Total operating expenses                     679          2,933          633           678             793           829
           % of Revenue                        30.5%          19.6%        16.9%         27.6%           14.8%         24.1%

(LOSS) INCOME FROM OPERATIONS                $ (194)        $ 1,309       $  292       $  (34)          $  853        $  198
                                       ==============   ============  ===========  ============  ==============  ============
           % of Revenue                        -8.7%           8.7%         7.8%         -1.4%           16.0%          5.7%
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